Exhibit 99.1

Microsoft Reports Record First-Quarter Results

Growth across all business segments drives record first-quarter revenue and earnings per share.

REDMOND, Wash. — Oct. 28, 2010 — Microsoft Corp. today announced record first-quarter revenue of $16.20 billion for the quarter ended Sept. 30, 2010, a 25% increase from the same period of the prior year. Operating income, net income and diluted earnings per share for the quarter were $7.12 billion, $5.41 billion and $0.62 per share, which represented increases of 59%, 51% and 55%, respectively, when compared with the prior year period.

Prior year results reflect the deferral of $1.47 billion of revenue, an impact of $0.12 of diluted earnings per share, relating to the Windows 7 Upgrade Option program and sales of Windows 7 to OEMs and retailers before general availability in October 2009. Without the deferral in the prior year, first quarter growth rates for revenue and operating income were 13% and 20%, and growth in net income and earnings per share were 16% and 19%, respectively.

“This was an exceptional quarter, combining solid enterprise growth and continued strong consumer demand for Office 2010, Windows 7, and Xbox 360 consoles and games,” said Peter Klein, chief financial officer at Microsoft. “Our ability to grow revenue while continuing to control costs allowed us to deliver another quarter of year-over-year margin expansion.”

During the quarter, Microsoft saw year-over-year growth across all business segments. Among the highlights are these:

•	Office 2010 is off to a fast start with revenue growing over 15% in its first full quarter in market.

•	Microsoft continues to see a healthy and sustaining business PC refresh cycle.

•	Xbox 360 consoles grew 38%, outselling every competing console in the U.S. for each of the past four months.

•	For yet another quarter, Bing continued to grow market share, while achieving major milestones in implementing Microsoft’s partnership with Yahoo.

“We are seeing improved business demand and adoption. Our enterprise agreement rates were strong, reflecting business commitment to Windows 7, Office 2010, and our server and database products,” said Kevin Turner, chief operating officer at Microsoft. “Customer demand and excitement for our cloud and commercial online services continue to grow as demonstrated by major new customer wins this quarter for Windows Azure and by the significant customer interest in our recently announced Office 365 service.”

Business Outlook

Microsoft reaffirms operating expense guidance of $26.9 billion to $27.3 billion for the full year ending June 30, 2011.

Webcast Details

Peter Klein, chief financial officer, Frank Brod, chief accounting officer, and Bill Koefoed, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. PDT (5:30 p.m. EDT) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/investor. The webcast will be available for replay through the close of business on Oct. 28, 2011.

Adjusted Financial Results and Non-GAAP Measures

Information has been provided to aid readers of the financial statements in further understanding the company’s financial performance, and the impact that certain items and events had on the financial results may not be indicative of trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance.

In addition, we have recast certain prior period amounts within our Form 10-Q that conforms to the way we internally managed and monitored segment performance during the current fiscal year.

These non-GAAP financial measures provided should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. A reconciliation of adjusted financial results and a reconciliation between reported and recast segment results are available in our supplementary earnings slide deck at http://www.microsoft.com/investor.

About Microsoft

Founded in 1975, Microsoft (Nasdaq “MSFT”) is the worldwide leader in software, services and solutions that help people and businesses realize their full potential.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	execution and competitive risks in transitioning to cloud-based computing;

•	challenges to Microsoft’s business model;

•	intense competition in all of Microsoft’s markets;

•	Microsoft’s continued ability to protect its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	actual or perceived security vulnerabilities in Microsoft products that could reduce revenue or lead to liability;

•	improper disclosure of personal data could result in liability and harm to Microsoft’s reputation;

•	outages and disruptions of services provided to customers directly or through third parties if Microsoft fails to maintain an adequate operations infrastructure;

•	government litigation and regulation affecting how Microsoft designs and markets its products;

•	Microsoft’s ability to attract and retain talented employees;

•	delays in product development and related product release schedules;

•	significant business investments that may not gain customer acceptance and produce offsetting increases in revenue;

•

unfavorable changes in general economic conditions, disruption of our partner networks or sales channels, or the availability of credit that affect demand for Microsoft’s products and services or the value of our investment portfolio;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	quality or supply problems in Microsoft’s consumer hardware or other vertically integrated hardware and software products;

•	impairment of goodwill or amortizable intangible assets causing a charge to earnings;

•	exposure to increased economic and regulatory uncertainties from operating a global business;

•	geopolitical conditions, natural disaster, cyberattack or other catastrophic events disrupting Microsoft’s business; and

•	acquisitions and joint ventures that adversely affect the business.

For further information regarding risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations Web site at http://www.microsoft.com/investor.

All information in this release is as of Oct. 28, 2010. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070,

rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Bill Koefoed, general manager, Investor Relations, (425) 706-3703

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. PDT conference call with investors and analysts, is available at http://www.microsoft.com/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

Three Months Ended September 30,	2010	2009
Revenue	$16,195	$12,920
Operating expenses:
Cost of revenue	3,139	2,842
Research and development	2,196	2,065
Sales and marketing	2,806	2,790
General and administrative	938	741

Total operating expenses	9,079	8,438

Operating income	7,116	4,482
Other income	114	283

Income before income taxes	7,230	4,765
Provision for income taxes	1,820	1,191

Net income	$5,410	$3,574

Earnings per share:
Basic	$0.63	$0.40
Diluted	$0.62	$0.40

Weighted average shares outstanding:
Basic	8,614	8,914
Diluted	8,695	8,983

Cash dividends declared per common share	$0.16	$0.13

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)

	September 30, 2010	June 30, 2010 (1)
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,161	$5,505
Short-term investments (including securities loaned of $683 and $62)	36,012	31,283

Total cash, cash equivalents, and short-term investments	44,173	36,788
Accounts receivable, net of allowance for doubtful accounts of $312 and $375	9,646	13,014
Inventories	1,242	740
Deferred income taxes	2,344	2,184
Other	2,176	2,950

Total current assets	59,581	55,676
Property and equipment, net of accumulated depreciation of $8,942 and $8,629	7,771	7,630
Equity and other investments	9,211	7,754
Goodwill	12,471	12,394
Intangible assets, net	1,077	1,158
Other long-term assets	1,429	1,501

Total assets	$91,540	$86,113

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,654	$4,025
Short-term debt	1,000	1,000
Accrued compensation	2,252	3,283
Income taxes	2,136	1,074
Short-term unearned revenue	12,767	13,652
Securities lending payable	909	182
Other	3,139	2,931

Total current liabilities	25,857	26,147
Long-term debt	9,665	4,939
Long-term unearned revenue	1,152	1,178
Deferred income taxes	540	229
Other long-term liabilities	7,384	7,445

Total liabilities	44,598	39,938
Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 8,562 and 8,668	61,935	62,856
Retained deficit, including accumulated other comprehensive income of $1,519 and $1,055	(14,993)	(16,681)

Total stockholders’ equity	46,942	46,175

Total liabilities and stockholders’ equity	$91,540	$86,113

(1)	Derived from audited financial statements.

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

Three Months Ended September 30,	2010	2009
Operations
Net income	$5,410	$3,574
Adjustments to reconcile net income to net cash from operations:
Depreciation, amortization, and other noncash items	694	646
Stock-based compensation expense	528	443
Net recognized gains on investments and derivatives	(29)	(66)
Excess tax benefits from stock-based compensation	(5)	(9)
Deferred income taxes	(148)	(46)
Deferral of unearned revenue	5,881	6,679
Recognition of unearned revenue	(6,862)	(6,237)
Changes in operating assets and liabilities:
Accounts receivable	3,674	2,748
Inventories	(468)	(419)
Other current assets	208	(235)
Other long-term assets	62	(78)
Accounts payable	(400)	(36)
Other current liabilities	(911)	(1,203)
Other long-term liabilities	560	346

Net cash from operations	8,194	6,107

Financing
Short-term borrowings, maturities of 90 days or less, net	814	378
Proceeds from issuance of debt, maturities longer than 90 days	4,721	695
Repayments of debt, maturities longer than 90 days	(814)	(823)
Common stock issued	177	248
Common stock repurchased	(4,399)	(1,540)
Common stock cash dividends paid	(1,118)	(1,157)
Excess tax benefits from stock-based compensation	5	9
Other	(25)	0

Net cash used in financing	(639)	(2,190)

Investing
Additions to property and equipment	(564)	(435)
Acquisition of companies, net of cash acquired	0	(39)
Purchases of investments	(7,417)	(10,490)
Maturities of investments	870	3,498
Sales of investments	1,427	4,417
Securities lending payable	727	1,850

Net cash used in investing	(4,957)	(1,199)

Effect of exchange rates on cash and cash equivalents	58	29

Net change in cash and cash equivalents	2,656	2,747
Cash and cash equivalents, beginning of period	5,505	6,076

Cash and cash equivalents, end of period	$8,161	$8,823

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(In millions) (Unaudited)

Three Months Ended September 30,	2010	2009

Revenue
Windows & Windows Live Division	$4,785	$2,880
Server and Tools	3,959	3,550
Online Services Division	527	487
Microsoft Business Division	5,126	4,514
Entertainment and Devices Division	1,795	1,412
Unallocated and other	3	77

Consolidated	$16,195	$12,920

Operating income (loss)
Windows & Windows Live Division	$3,323	$1,483
Server and Tools	1,630	1,237
Online Services Division	(560)	(477)
Microsoft Business Division	3,388	2,827
Entertainment and Devices Division	382	260
Corporate level activity	(1,047)	(848)

Consolidated	$7,116	$4,482